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                   [LOGO] CITADEL COMMUNICATIONS CORPORATION
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                                                                    EXHIBIT 99.2

NEWS ANNOUNCEMENT                                 FOR IMMEDIATE RELEASE

CONTACT:
Donna Heffner                                     Joseph N. Jaffoni
Chief Financial Officer                           Stewart A. Lewack
Citadel Communications Corporation                Jaffoni & Collins Incorporated
602/731-5222                                      212/835-8500 or citc@jcir.com

                CITADEL COMMUNICATIONS ACQUIRES 16 RADIO STATIONS
                   FROM WICKS BROADCAST GROUP FOR $77 MILLION

    - AGREEMENT EXTENDS CITADEL'S EASTWARD EXPANSION INTO FOUR NEW MARKETS -

CHARLESTON, South Carolina, BINGHAMTON, New York, KOKOMO and MUNCIE, Indiana, and TEMPE, Arizona, November 23, 1998 - Citadel Communications Corporation (Nasdaq: CITC) announced today that its principal operating subsidiary, Citadel Broadcasting Company, has entered into a definitive agreement to acquire from Wicks Broadcast Group the assets of eight radio stations in Charleston, South Carolina, five radio stations in Binghamton, New York and three radio stations in central Indiana for $77 million in cash. The acquisition extends Citadel's eastward expansion, marking the Company's entry into the nation's 97th and 164th largest radio markets. Commenting on the transaction, Citadel Chairman and Chief Executive Officer, Larry Wilson, stated, "Today's agreement offers Citadel the opportunity to enter excellent new markets with top-performing heritage stations. These communities are economically sound, offer significant growth potential and will provide us a strong local presence. All of the stations are performing well and we do not intend to make any format or management changes."

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 140 SOUTH ASH AVENUE . TEMPE, ARIZONA 85281 . 602/731-5222 . FAX 602/731-5229
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CITADEL COMMUNICATIONS, 11/23/98                                          page 2


Upon consummation of the agreement, Citadel would acquire Charleston's WSSX-FM, WSUY-FM, WNKT-FM, WWWZ-FM, WMGL-FM, WTMA-AM, WXTC-AM and WTMZ-AM; Binghamton's WHWK-FM, WAAL-FM, WYOS-FM, WNBF-AM and WKOP-AM; Kokomo's WWKI-FM and Muncie's WMDH-AM/FM.

Craig Klosk, a principal at the Wicks Group of Companies, Inc., added, "We take great pride in having built leading station groups in our respective markets, and are pleased to see these stations pass to Citadel, one of the nation's leading mid-sized market radio broadcasters. Larry and his management team share our long-term vision for, and approach to, the radio business. We have every confidence in their ability to open up new opportunities for our managers and employees."

Completion of the transaction, expected to close in the first quarter of 1999, is subject to FCC approval, the expiration of the applicable Hart-Scott-Rodino waiting period and other customary closing conditions. Merrill Lynch & Co. was the exclusive broker in the transaction.

Citadel is a radio broadcasting company that, upon completion of pending transactions, will own or operate 92 FM and 43 AM radio stations concentrated in 26 mid-sized markets.

This news announcement contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "intends" or "believes" or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in the Company's and Citadel's reports filed with the U.S. Securities and Exchange Commission. Readers should note that these statements may be impacted by several factors, including economic changes and changes in the radio broadcast industry generally and, accordingly, the Company's and Citadel's actual performance and results may vary from those stated herein and the Company and Citadel undertake no obligation to update the information contained herein.


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